UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FRANK’S INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 14, 2014.

Meeting Information
FRANK’S INTERNATIONAL N.V.	Meeting Type:	Annual Meeting
	For holders as of:	May 14, 2014
	Date: May 14, 2014	Time: 2:00 PM CET
Location: Hotel Sofitel Legend the Grand Amsterdam
Oudezijds Voorburgwal 197
FRANK’S INTERNATIONAL N.V. PRINS BERNHARDPLEIN 200 1097 JB AMSTERDAM, THE NETHERLANDS	1012 EX Amsterdam, The Netherlands

You are receiving this communication because you hold shares in the above named company as of March 19, 2014.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.proxydocs.com/fi. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before April 30, 2014 to facilitate timely delivery.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT INCLUDING FORM 10-K

How to View Online:

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How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

	Voting Items
The Board of Supervisory Directors and Board of Managing Directors recommend that you vote FOR all of the nominees: 1. Election of Directors
Nominees:

01)	Donald Keith Mosing	04)	Sheldon R. Erikson
02)	Kirkland D. Mosing	05)	Michael C. Kearney
03)	Steven B. Mosing	06)	Gary P. Luquette

The Board of Supervisory Directors and Board of Managing Directors recommend you vote FOR the following proposals:

2.    To adopt the Company’s annual accounts for the fiscal year ended December 31, 2013 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;

3. To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2013;

4. To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2013;

5. To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2014;

6. To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm for the fiscal year ending December 31, 2014;

7. To approve the remuneration policy for the Management Board as proposed by the Supervisory Board;

8. To approve the remuneration of the members of the Supervisory Board;

9. To approve and ratify the interim dividends on the common shares declared in respect of the fourth quarter of 2013 and the first quarter of 2014; and

10. To approve and resolve certain amendments to the Company’s articles of association:

10(A)- Article 4
10(B)- Article 32
10(C)- Article 35
10(D)- Articles 40 and 41
10(E)- Article 44

NOTE: Such other business as may come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby.